Exhibit 10.41

FIFTH AMENDMENT TO LEASE AGREEMENT

This Fifth Amendment to Lease Agreement (this “Fifth Amendment”) is made and entered into as of the 2nd day of     November                       , 2017, by and between Paragon Centre Holdings, LLC, a Kentucky limited liability company (“Landlord”), and Texas Roadhouse Holdings LLC, a Kentucky limited liability company (“Tenant”).

WITNESSETH THAT:

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated December 11, 2012, as amended by that certain First Amendment to Lease dated January 10, 2013, as further amended by that certain Second Amendment to Lease dated February 11, 2015, as further amended by that certain Third Amendment to Lease dated January 25, 2016, and as further amended by that certain Fourth Amendment to Lease Agreement (the “Fourth Amendment”) dated January 13, 2017 (collectively, the “Lease) for the lease of Suites 140, 150, 200, 300, 305, 320, 410, 420 and 430 collectively containing approximately 34,628 square feet of rentable space (the “Existing Premises”) within that certain building commonly known as One Paragon Centre (the “Building”);

WHEREAS, subject to the terms and conditions of this Fifth Amendment, Tenant desires to lease additional space known as Suite 250 containing approximately 3,795 square feet of rental space within the Building (the “Suite 250 Expansion Premises”); and

WHEREAS, Landlord and Tenant desire to amend certain terms and conditions of the Lease and evidence their agreements and other matters by means of this Fifth Amendment.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Lease is hereby amended and the parties hereby agree as follows:

1.        Subject to the terms and conditions of this Fifth Amendment, commencing on the Suite 250 Expansion Premises Commencement Date (as hereinafter defined) and continuing thereafter for the duration of the Term of the Lease (as the same may be extended), (i) Landlord agrees to lease and Tenant agrees to accept in its "AS IS WHERE IS" condition, the Suite 250 Expansion Premises; (ii) Paragraph 2.1 of the Lease shall be amended to include the Suite 250 Expansion Premises and the total rentable square footage of the Existing Premises, as expanded by the Suite 250 Expansion Premises, shall be approximately 38,423 square feet; (iii) the Premises under the Lease shall mean the Existing Premises, as expanded by the Suite 250 Expansion Premises; (iv) the Term for the Suite 250 Expansion Premises shall be coterminous with the remainder of the Existing Premises (including the existing one (1) five (5) year renewal option set forth in Section 5 of the Fourth

Amendment); (v) Paragraph 3.1 of the Lease is hereby amended to state that Tenant's obligation to pay Base Rent and Tenant's Prorata Share of Operating Expenses for the Suite 250 Expansion Premises commences on the Suite 250 Expansion Premises Commencement Date; (vi) Paragraph 3.2 of the Lease is hereby amended to state that Tenant's obligation to pay Tenant's Prorata Share of Operating Expenses for the Suite 250 Expansion Premises commences on the Suite 250 Expansion Premises Commencement Date; (vii) Article I and Paragraph 3.2 of the Lease are hereby amended to provide that the “Base Year” for purposes of the Suite 250 Expansion Premises and Tenant's Prorata Share of Operating Expenses for the Suite 250 Expansion Premises shall be calendar year 2011; and (viii) in the event Tenant elects to exercise its renewal option granted under the Lease in accordance with the terms and conditions of Section 5 of the Fourth Amendment, then Base Rent for the Suite 250 Expansion Premises shall increase annually by two percent (2%).

2.        Notwithstanding anything to the contrary contained in the Lease, commencing on the Suite 250 Expansion Premises Commencement Date and continuing thereafter for the duration of the Term (as the same may be extended), Tenant covenants and agrees to pay to Landlord, without notice or demand, on the first (1st) day of each month in advance, Base Rent for the Suite 250 Expansion Premises in accordance with the following schedule:

Period	Per Sq. Ft.	Annual Base Rent
SEPCD – 8/28/18	$19.99	$75,862.05*
8/29/18 – 12/31/18	$21.74	$82,503.30*
1/1/19 – 12/31/19	$22.17	$84,135.15
1/1/20 – 12/31/20	$22.61	$85,804.95
1/1/21 – 12/31/21	$23.06	$87,512.70
1/1/22 – 12/31/22	$23.52	$89,258.40
1/1/23 – 12/31/23	$23.99	$91,042.05
1/1/24 – 12/31/24	$24.47	$92,863.65
1/1/25 – 12/31/25	$24.96	$94,723.20

*annualized

Notwithstanding the foregoing, except as otherwise expressly set forth herein, all other rent due and payable to Landlord from Tenant, including, without limitation, Base Rent for the Existing Premises (i.e., Suites 140, 150, 200, 300, 305, 320, 410, 420 and 430) and Tenant’s Prorata Share of Operating Expenses for the Existing Premises and the Suite 250 Expansion Premises shall be paid in accordance with the terms and conditions of the Lease, as amended by this Fifth Amendment.

3.        Landlord and Tenant agree that effective as of the Suite 250 Expansion Premises Commencement Date, Section 11.13 of the Lease shall be amended to state that Tenant’s occupancy of the Existing Premises, as expanded by the Suite 250 Expansion Premises, shall include the use of up to one hundred fifty-four (154) parking spaces (based on a ratio of 4.0 parking spaces per 1,000 rentable square feet) which shall be used in common with other tenants, invitees and visitors of the Building.

4.        Landlord acknowledges that (i) Landlord is currently leasing the Suite 250 Expansion Premises to JTC Technologies (“JTC”) pursuant to the terms of a lease between Landlord, as landlord, and JTC, as tenant (the “JTC Lease”), (ii) pursuant to the terms and conditions of the JTC Lease, Landlord has the ability to cause JTC to relocate from the Suite 250 Expansion Premises upon two hundred seventy (270) days’ prior written notice and the payment of a relocation fee in the amount of Fifteen Thousand One Hundred Eighty and 00/100 Dollars ($15,180.00; reflecting an amount equal to $4.00 multiplied by the square feet contained in the Suite 250 Expansion Premises) (the “Relocation Fee”), and (iii) prior to the delivery of the Suite 250 Expansion Premises to Tenant by Landlord, Landlord is required to obtain possession of the Suite 250 Expansion Premises from JTC.  In furtherance of the foregoing, promptly following the date Landlord obtains possession of the Suite 250 Expansion Premises from JTC, Landlord shall deliver possession of the Suite 250 Expansion Premises to Tenant in the condition required under Section 1 above.  Additionally, within thirty (30) days following the Suite 250 Expansion Premises Commencement Date, Tenant shall pay to Landlord (or directly to JTC if requested in writing) the Relocation Fee.  For the purposes of this Fifth Amendment, the term “Suite 250 Expansion Premises Commencement Date" or “SEPCD” shall mean the date Landlord delivers possession of the Suite 250 Expansion Premises to Tenant in writing.  The parties acknowledge and agree that Landlord’s delivery of the Suite 250 Expansion Premises may occur prior to the expiration of the two hundred seventy (270) day relocation period provided under the JTC Lease, and Tenant agrees to accept possession of the Suite 250 Expansion Premises upon the date Landlord delivers possession of the Suite 250 Expansion Premises in writing (notwithstanding whether or not such delivery occurs prior to the expiration of such two hundred seventy [270] day period]).

In furtherance of the foregoing and upon prior written request by either party (which request shall not be delivered prior to the Suite 250 Expansion Premises Commencement Date), Landlord and Tenant agree to enter into a confirmation of commencement date agreement substantially similar to the agreement attached hereto as Exhibit “A” and made a part hereof to memorialize the Suite 250 Expansion Premises Commencement Date.

5.        All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

6.        This Fifth Amendment shall not be valid and binding on Landlord and Tenant unless and until it has been completely executed by and delivered to both parties.

7.        EXCEPT AS expressly amended and modified hereby, the Lease shall otherwise remain in full force and effect according to its terms and shall inure to the benefit of and shall be binding upon the parties hereto and their respective permitted successors and assigns; the parties hereto hereby ratifying and confirming the same. To the extent of any inconsistency between the Lease and this Fifth Amendment, the terms of this Fifth Amendment shall control as to the subject matter covered herein.

8.        This Fifth Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.  This Fifth Amendment shall be binding on the parties when executed and delivered by the parties to one another by facsimile and/or other electronic transmission.

—Signatures Appear on Following Page—

IN WITNESS WHEREOF, the undersigned parties have duly executed this Fifth Amendment as of the date and year first above written.

LANDLORD:		TENANT:

PARAGON CENTRE HOLDINGS, LLC,		TEXAS ROADHOUSE HOLDINGS LLC,
a Kentucky limited liability company		a Kentucky limited liability company

		By:	Texas Roadhouse, Inc., a Delaware corporation, its Manager

By:	/s/ David W. Nicklies	By:	/s/ Scott Colosi
	David W. Nicklies, Manager		Scott Colosi, President and CFO

Exhibit “A”

FORM OF CONFIRMATION OF COMMENCEMENT DATE AGREEMENT

CONFIRMATION OF COMMENCEMENT DATE AGREEMENT

THIS CONFIRMATION OF COMMENCEMENT DATE AGREEMENT (this “Agreement”) is made and entered into as of the         day of                  , 2018, by and between PARAGON CENTRE HOLDINGS, LLC, a Kentucky limited liability company (“Landlord”), and TEXAS ROADHOUSE HOLDINGS LLC, a Kentucky limited liability company (“Tenant”).

WITNESSETH:

Landlord and Tenant have previously entered into that certain Fifth Amendment to Lease Agreement dated                                  , 2017 (the “Fifth Amendment”) covering expansion premises located at 6060 Dutchmans Lane, Louisville, Kentucky 40205 as more particularly described in the Fifth Amendment (the “Suite 250 Expansion Premises”).

NOW, THEREFORE, in connection with the foregoing, the parties hereto mutually agree as follows:

1.   For the purpose of confirming the “Suite 250 Expansion Premises Commencement Date” referred to in the Fifth Amendment, the parties hereto hereby agree that                                 , 2018 shall be the Suite 250 Expansion Premises Commencement Date.  Tenant hereby accepts possession of the Suite 250 Expansion Premises in its “as is where is” condition.

2.  This Agreement and each and all provisions hereof shall inure to the benefit of, or bind, as the case may require, the parties hereto and their respective heirs, successors and assigns.

3.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.  This Agreement shall be binding on the parties when executed and delivered by the parties to one another by facsimile and/or other electronic transmission.

—Signatures Appear on Following Page—

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

LANDLORD:	TENANT:

PARAGON CENTRE HOLDINGS, LLC,	TEXAS ROADHOUSE HOLDINGS LLC,
a Kentucky limited liability company	a Kentucky limited liability company

	By:	Texas Roadhouse, Inc., a Delaware corporation, its Manager

By:	By:
David W. Nicklies, Manager		Russell Arbuckle,
Senior Director of Real Estate